EXHIBIT 99.1

news release

CONTACT:
Cheryl D. Hodges
(859) 392-3331

OMNICARE REPORTS FIRST QUARTER RESULTS

- Quarterly Revenues and Adjusted Diluted EPS Exceed Expectations -
- Quarterly Operating Cash Flow Reaches $142 Million -

COVINGTON, Ky., May 8, 2008 – Omnicare, Inc. (NYSE:OCR), one of the nation's leading providers of pharmaceutical care for the elderly, today reported financial results for its first quarter ended March 31, 2008.

Commenting on the results for the quarter, Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “We are pleased to report adjusted diluted earnings per share that exceeded expectations for the quarter, particularly in light of the dynamics in our operating environment over the past 24 months brought about by the convergence of the ongoing evolution of Medicare Part D with the burgeoning trend toward generic drugs. Our results underscore a continuation of relative stability in our operations, the ongoing execution of strategies designed to enhance growth and improve profitability as well as strong seasonal trends in our market. Moreover, our operating cash flow continued strong, reaching $142 million for the quarter.”

First Quarter Results

Financial results for the quarter ended March 31, 2008, as compared with the same prior-year period, including restructuring and related charges and other special items described below, were as follows:

  Earnings per diluted share were 25 cents versus 35 cents

  Net income was $29.9 million as compared with $43.0 million

  Sales were $1,559.0 million as compared with $1,577.1 million

Results for both the first quarter of 2008 and 2007 include special items (which are described below) of $30.0 million pretax and $21.9 million pretax, respectively. Adjusting for these special items, results for the quarter ended March 31, 2008 and 2007, respectively, were as follows:

  Adjusted earnings per diluted share were 40 cents versus 47 cents

  Adjusted net income was $48.0 million as compared with $56.5 million

  Sales were $1,559.0 million as compared with $1,577.1 million

The Company noted that its results continue to be impacted by the unilateral reduction in April 2006 by UnitedHealth Group, Inc. and its Affiliates (“United”) in the reimbursement rates paid by United to Omnicare by switching to its PacifiCare pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The differential in reimbursement rates that resulted from United’s action, as compared with reimbursement rates under the originally negotiated contract, reduced sales and operating profit in the first quarter of 2008 by approximately $23.9 million pretax (approximately $14.4 million aftertax), and cumulatively since April 2006 by approximately $222.7 million pretax (approximately $138.8 million aftertax). This matter is currently the subject of litigation initiated by Omnicare and is before the federal court in the Northern District of Illinois with a trial scheduled for October 2008.

Financial Position

Cash flow from operations for the quarter ended March 31, 2008 was $142.3 million versus $174.8 million in the comparable prior-year quarter.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the first quarter of 2008, including the special items discussed below, was $113.8 million versus $138.4 million in the first quarter of 2007. Excluding the special items, adjusted EBITDA in the 2008 quarter was $143.7 million versus $160.3 million in the 2007 quarter.

During the first quarter of 2008, the Company repaid $50 million in debt and at March 31, 2008, had $316.0 million in cash on its balance sheet. Its total debt to total capital at March 31, 2008 was 45.5%, down approximately 230 basis points from March 31, 2007.

To facilitate comparisons and to enhance the understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under Generally Accepted Accounting Principles (“GAAP”) to exclude the impact of the special items described elsewhere herein. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com.

Pharmacy Services Business

Omnicare's pharmacy services business generated revenues of $1,509.8 million for the first quarter of 2008, as compared with the $1,529.6 million reported in the first quarter of 2007. Adjusted operating profit in this business was $137.9 million in the 2008 first quarter as compared with the $153.0 million earned in the same 2007 quarter.

At March 31, 2008, Omnicare served long-term care facilities as well as chronic care and other settings comprising approximately 1,446,000 beds, including approximately 69,000 patients served by the patient assistance programs of its specialty pharmacy business that had not previously been included. The comparable number at December 31, 2007 was 1,449,000 (including 57,000 specialty pharmacy patients) and 1,468,000 (including 68,000 specialty pharmacy patients) at March 31, 2007. The Company also noted that the number of beds served at March 31, 2008 reflects approximately 8,000 beds that the Company had voluntarily foregone owing to pricing or payment issues and facility closures or sales.

On a sequential basis, revenues in the pharmacy services business were higher in the first quarter of 2008 owing largely to drug price inflation, higher acuity relating to the strong flu season and growth in the specialty pharmacy business, partially offset by the increased availability and use of generic drugs, a lower net number of beds served along with a shift in mix toward assisted living which typically has lower penetration rates, reductions in reimbursement and/or utilization for certain drugs, competitive pricing issues and lower revenues reported from copays and rejected claims as well as from certain matters in litigation. Aside from the incremental increase in the provision for doubtful accounts in the fourth quarter of 2007, operating profit for the first quarter was lower owing largely to the aforementioned factors affecting sales as well as increased professional fees, partially offset by drug price inflation and the benefit of the increased availability and utilization of generic drugs.

Omnicare’s pharmacy services sales for the first quarter of 2008 were modestly lower than in the comparable 2007 quarter largely as a result of the increased availability and utilization of generic drugs, a lower net number of beds served along with a year-over-year shift in mix toward assisted living, reimbursement and/or drug utilization reductions, the aforementioned lower revenues reported from copays, rejected claims and certain matters currently in litigation and competitive pricing. Partially offsetting these factors were drug price inflation, increased drug utilization and growth in the specialty pharmacy business. Operating profit in the pharmacy business for the first quarter of 2008 versus 2007 was impacted largely by the aforementioned sales reductions as well as higher professional fees offset, in part, by drug price inflation and the benefit of the increased availability and utilization of generic drugs.

The Company noted that the repackaging activities under its outsourcing agreement with the Repackaging Division of Cardinal Health, Inc. continue to move forward with increases in both the number of drugs repackaged as well as overall volumes. Moreover, progress continues in the Omnicare Full Potential Plan as the Company implements the Hub-and-Spoke configuration for its institutional pharmacy operations. When completed, this major initiative is expected to reduce costs, increase efficiency and enhance customer growth.

CRO Business

The Company's CRO business, including Omnicare Clinical Research and Clinimetrics

Research Associates, generated revenues of $49.2 million on a GAAP basis for the first quarter of 2008 as compared with the $47.4 million in revenues generated in the same prior-year quarter. Included in the 2008 and 2007 periods were reimbursable out-of-pocket expenses totaling $7.4 million and $7.3 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $41.8 million for the 2008 first quarter as compared with $40.1 million for the same prior-year period. Adjusted operating profit for the 2008 first quarter totaled $3.4 million versus $2.5 million in the same prior-year period. Backlog at March 31, 2008 was $309.4 million.

Special Items

As noted above, the results for the first quarter of 2008 include certain special items totaling $30.0 million pretax ($18.0 million aftertax, or approximately 15 cents per diluted share). Operating income for the first quarter of 2008 includes a pretax charge of $6.4 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan. The first quarter of 2008 results also include special litigation charges of $21.6 million pretax associated with litigation and other related professional fees in connection primarily with the Company’s lawsuit against United and certain large customer disputes, as well as previously disclosed government inquiries, and a pretax charge of $1.9 million relating to incremental costs associated with the closure of the Company’s Heartland repackaging operations. The results for the first quarter of 2007 include certain special items totaling $21.9 million pretax ($13.5 million aftertax, or approximately 11 cents per diluted share). Operating income for the first quarter of 2007 includes a pretax charge of $9.2 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan. The results for the first quarter of 2007 also include special litigation charges of $6.9 million pretax relating to litigation-related professional fees in connection with previously disclosed government inquiries and litigation, as well as the Company’s lawsuit against United, and a pretax charge of $5.8 million relating to the incremental costs associated with the closure of the Company’s Heartland repackaging operations.

Conclusion

“Clearly, the factors that have affected our business both directly and indirectly over the past two years, namely the evolution of Medicare Part D and the shift in the pharmaceutical market toward generics, are still with us. Nonetheless, we are executing on strategies, both short- and long-term, that we believe are designed to adjust and stabilize our business to this operating environment, and to enhance future growth and profitability,” said Gemunder.

“Longer term, we believe the fundamentals underpinning our business remain sound. Given demographics and the importance of pharmaceutical care to the treatment of the chronic diseases of aging, we believe demand for pharmacy services for the senior population should continue to grow. Moreover, we believe that our franchise and scale position us uniquely within our industry for longer-term growth.”

Webcast Today

Omnicare will hold a conference call to discuss first-quarter results today, Thursday, May 8, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522
Calling from other countries: 706-634-6522
Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities as well as chronic care and other settings comprising approximately 1.4 million beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare’s pharmacy services also include distribution and product support services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology and medical device industries in 30 countries worldwide. For more information, visit the company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative, regulatory or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

          For more information on Omnicare, Inc., visit www.omnicare.com.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended
	March 31,
	2008		2007

Net sales	$1,558,979	(a)(b)	$1,577,065	(a)(b)
Cost of sales	1,177,763	(a)	1,190,993	(a)
Heartland matters	1,574	(c)	4,296	(c)
Gross profit	379,642	(b)(c)	381,776	(b)(c)
Selling, general and administrative expenses	236,597		225,609
Provision for doubtful accounts	30,392		28,904
Restructuring and other related charges	6,448	(c)	9,174	(c)
Litigation and other related professional fees	21,642	(c)	6,907	(c)
Heartland matters	319	(c)	1,496	(c)
Operating income	84,244	(b)(c)	109,686	(b)(c)
Investment income	2,611		1,921
Interest expense	(37,056)		(42,048)
Income before income taxes	49,799		69,559
Income tax expense	19,855		26,572
Net income	$29,944	(b)(c)	$42,987	(b)(c)

Earnings per share:(i)
Basic	$0.25		$0.36
Diluted	$0.25	(b)(c)	$0.35	(b)(c)

Weighted average number of common
shares outstanding:
Basic	119,848		119,077
Diluted	120,538		121,378

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (d)
Excluding EITF No. 01-14 and Special Items
(000s)
Unaudited

					Corporate
	Pharmacy		CRO		and		Consolidated
	Services		Services		Consolidating		Totals
Three months ended March 31, 2008:

Adjusted net sales	$1,509,806	(b)	$41,807	(e)	$-		$1,551,613	(b)(e)

Adjusted operating income (expense)	$137,866	(f)	$3,442	(f)	$(27,081)	(f)	$114,227	(f)
Depreciation and amortization	20,239		439		8,837		29,515
Adjusted earnings before interest, income taxes,
depreciation and amortization ("EBITDA") (g)	$158,105	(f)	$3,881	(f)	$(18,244)	(f)	$143,742	(f)

Three months ended March 31, 2007:

Adjusted net sales	$1,529,643	(b)	$40,134	(e)	$-		$1,569,777	(b)(e)

Adjusted operating income (expense)	$153,041	(f)	$2,548	(f)	$(24,030)	(f)	$131,559	(f)
Depreciation and amortization	21,611		477		6,634		28,722

Adjusted EBITDA (g)	$174,652	(f)	$3,025	(f)	$(17,396)	(f)	$160,281	(f)

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$301,260	$274,448
Restricted cash	14,764	3,155
Accounts receivable, net	1,357,736	1,376,288
Unbilled receivables, CRO	29,740	24,855
Inventories	409,098	448,183
Deferred income tax benefits	133,514	126,239
Other current assets	209,638	202,982
Total current assets	2,455,750	2,456,150
Properties and equipment, net	199,886	199,449
Goodwill	4,346,959	4,342,169
Identifiable intangible assets, net	317,929	323,637
Other noncurrent assets	253,568	272,374
Total noncurrent assets	5,118,342	5,137,629
Total assets	$7,574,092	$7,593,779

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$330,107	$371,020
Accrued employee compensation	46,799	32,696
Deferred revenue, CRO	18,779	22,068
Current debt	2,848	3,192
Other current liabilities	234,607	223,184
Total current liabilities	633,140	652,160
Long-term debt, notes and convertible debentures	2,776,099	2,820,751
Deferred income tax liabilities	483,494	449,789
Other noncurrent liabilities	351,356	379,376
Total noncurrent liabilities	3,610,949	3,649,916
Total liabilities	4,244,089	4,302,076
Stockholders' equity	3,330,003	3,291,703
Total liabilities and stockholders' equity	$7,574,092	$7,593,779

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

Three months ended
March 31, 2008
Cash flows from operating activities:
Net income	$29,944
Adjustments to reconcile net income to net cash
flows from operating activities:
Depreciation	12,933
Amortization	16,582
Provision for doubtful accounts	30,392
Deferred tax provision	23,977
Changes in assets and liabilities, net of effects
from acquisition of businesses	28,436
Net cash flows from operating activities	142,264

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(35,983)
Capital expenditures	(12,439)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	(11,542)
Other	(32)
Net cash flows used by investing activities	(59,996)

Cash flows from financing activities:
Proceeds from line of credit facilities, term A loan and long-term
borrowings and obligations	49,000
Payments on line of credit facilities, term A loan and long-term
borrowings and obligations	(99,963)
Change in cash overdraft balance	(857)
Payments for stock awards and exercise of stock
options, net of stock tendered in payment	(3,584)
Excess tax benefits from stock-based compensation	82
Dividends paid	(2,746)
Net cash flows from financing activities	(58,068)

Effect of exchange rate changes on cash	2,612

Net increase in cash and cash equivalents	26,812
Cash and cash equivalents at beginning
of period	274,448
Cash and cash equivalents at
end of period	$301,260

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (d)
(000s, except per share amounts)
Unaudited

	Three months ended
	March 31,
	2008	2007

Adjusted net sales:
Net sales (a)(b)	$1,558,979	$1,577,065
Reimbursable out-of-pockets (a)	(7,366)	(7,288)
Adjusted net sales, excluding EITF No. 01-14 (b)(e)	$1,551,613	$1,569,777

Adjusted operating income (earnings
before interest and income taxes, "EBIT"):
EBIT	$84,244	$109,686
Special items (f)	29,983	21,873
Adjusted EBIT (f)	$114,227	$131,559

Adjusted income before income taxes:
Income before income taxes	$49,799	$69,559
Special items (f)	29,983	21,873
Adjusted income before income taxes (f)	$79,782	$91,432

Adjusted net income:
Net income	$29,944	$42,987
Special items, net of taxes (f)	18,029	13,518
Adjusted net income (f)	$47,973	$56,505

Adjusted earnings per share:(i)
Basic earnings per share	$0.25	$0.36
Special items, net of taxes (f)	0.15	0.11
Adjusted basic earnings per share (f)	$0.40	$0.47
Diluted earnings per share	$0.25	$0.35
Special items, net of taxes (f)	0.15	0.11
Adjusted diluted earnings per share (f)	$0.40	$0.47

Adjusted earnings before interest, income taxes,
depreciation and amortization ("EBITDA"): (g)
EBIT	$84,244	$109,686
Depreciation and amortization	29,515	28,722
EBITDA (g)	113,759	138,408
Special items (f)	29,983	21,873
Adjusted EBITDA (f)(g)	$143,742	$160,281

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (d)
(000s)
Unaudited

	Three months ended
	March 31,
	2008	2007

EBITDA to net cash flows from operating activities:
EBITDA (g)	$113,759	$138,408
Subtract:
Interest expense, net of investment income	(34,445)	(40,127)
Income tax provision	(19,855)	(26,572)
Changes in assets and liabilities, net of effects from
acquisition of businesses	28,436	60,919
Add:
Provision for doubtful accounts	30,392	28,904
Deferred tax provision	23,977	13,257
Net cash flows from operating activities	$142,264	$174,789

Free cash flow: (h)
Net cash flows from operating activities	$142,264	$174,789
Capital expenditures	(12,439)	(8,281)
Dividends	(2,746)	(2,739)
Free cash flow (h)	$127,079	$163,769

Segment Reconciliations - Pharmacy Services:
Adjusted EBIT - Pharmacy Services:
EBIT	$109,235	$135,590
Special items (f)	28,631	17,451
Adjusted EBIT - Pharmacy Services (f)	$137,866	$153,041
Adjusted EBITDA - Pharmacy Services: (g)
EBITDA (g)	$129,474	$157,201
Special items (f)	28,631	17,451
Adjusted EBITDA - Pharmacy Services (f)(g)	$158,105	$174,652

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (d)
(000s)
Unaudited

	Three months ended
	March 31,
	2008	2007

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(27,659)	$(26,634)
Special items (f)	578	2,604
Adjusted EBIT - Corporate and Consolidating (f)	$(27,081)	$(24,030)

Adjusted EBITDA - Corporate and Consolidating: (g)
EBITDA (g)	$(18,822)	$(20,000)
Special items (f)	578	2,604
Adjusted EBITDA - Corporate and Consolidating (f)(g)	$(18,244)	$(17,396)

Segment Reconciliations - CRO Services:
Adjusted net sales - CRO Services:
Net sales (a)	$49,173	$47,422
Reimbursable out-of-pockets (a)	(7,366)	(7,288)
Adjusted net sales - CRO Services (e)	$41,807	$40,134
Adjusted EBIT - CRO Services:
EBIT	$2,668	$730
Special items (f)	774	1,818
Adjusted EBIT - CRO Services (f)	$3,442	$2,548
Adjusted EBITDA - CRO Services: (g)
EBITDA (g)	$3,107	$1,207
Special items (f)	774	1,818
Adjusted EBITDA - CRO Services (f)(g)	$3,881	$3,025

DEFINITIONS:

    GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles ("GAAP").

    Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(a)

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), Omnicare, Inc. (“Omnicare” or the “Company”) has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales. The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial Information. EITF No. 01-14 relates solely to the Company’s contract research services business.

(b)

The Company continues to be impacted by the unilateral reduction in April 2006 by UnitedHealth Group and its Affiliates (“United”) in the reimbursement rates paid by United to Omnicare by switching to its PacifiCare pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The differential in reimbursement rates that resulted from United’s action, as compared with reimbursement rates under the originally negotiated contract, reduced sales and operating profit for the three months ended March 31, 2008 by approximately $23.9 million (approximately $14.4 million after taxes, or approximately $0.12 per diluted share), and cumulatively since April 2006 by approximately $222.7 million (approximately $138.8 million after taxes or approximately $1.14 per diluted share). This matter is currently the subject of litigation initiated by Omnicare and is before the federal court in the Northern District of Illinois.

(c)	The three months ended March 31, 2008 and 2007 include the following special items:

(i)

For the three months ended March 31, 2008 and 2007, operating income includes restructuring and other related charges of $6,448 and $9,174 before taxes ($3,878 and $5,670 after taxes, or $0.03 and $0.05 per diluted share), respectively. This charge relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative primarily designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth.

(ii)

The three months ended March 31, 2008 and 2007 also include special litigation and other related professional fees of $21,642 and $6,907 before taxes ($13,013 and $4,269 after taxes, or $0.11 and $0.04 per diluted share), respectively. The $21,642 pretax charge for the three months ended March 31, 2008 relates primarily to litigation-related professional expenses in connection with the Company’s lawsuit against United, certain other large customer disputes, the administrative subpoenas from the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the investigation by the federal government and certain states relating to drug substitutions, and the Company’s response to subpoenas it received relating to other legal proceedings to which the Company is not a party. The $6,907 pretax charge for the three months ended March 31, 2007 relates primarily to litigation-related professional expenses in connection with the administrative subpoenas from the United States Attorney’s Office, District of Massachusetts, the purported class and derivative

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

actions, the Company’s lawsuit against United, and the investigation by the federal government and certain states relating to drug substitutions.

(iii)

For the three months ended March 31, 2008, operating income includes a special charge of $1,893 before taxes ($1,574 and $319 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($1,138 after taxes, or $0.01 per diluted share) for costs associated with the previously disclosed Heartland Repack Services quality control, product recall and fire issues (“Heartland Matters”). For the three months ended March 31, 2007, operating income includes a special charge of $5,792 before taxes ($4,296 and $1,496 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($3,579 after taxes, or $0.03 per diluted share) for costs associated with the Heartland Matters.

(d)

Omnicare believes that investors' understanding of Omnicare's performance is enhanced by the Company's disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company's performance through focusing on the results generated by the Company's ongoing core operations, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results. Omnicare's method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(e)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (a) above.

(f)

The noted presentation for the three months ended March 31, 2008 and 2007 excludes the special items discussed in footnote (c) above. Management believes these special items are not related to Omnicare’s ordinary course of business, as previously discussed in footnote (d) above.

(g)

EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare uses EBITDA primarily as an indicator of the Company’s ability to service its debt, and believes that certain investors find EBITDA to be a useful financial measure for the same purpose. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare's calculation of EBITDA may differ from the calculation of EBITDA by others. Certain reclassifications of prior-year depreciation and amortization amounts have been made to conform with the current-year presentation.

(h)

Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

requirements. Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.

(i)

EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.